Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
February 10, 2014

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS 2013 NET OPERATING INCOME BEFORE INCOME TAXES OF $232 MILLION, OR $0.76 PER DILUTED SHARE, NET EARNINGS OF $184 MILLION, OR $0.61 PER DILUTED SHARE AND NET ASSET VALUE PER SHARE OF $18.97

Bethesda, MD - February 10, 2014 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the year and quarter ended December 31, 2013 of $232 million, or $0.76 per diluted share, and $52 million, or $0.19 per diluted share, respectively. NOI for the year and quarter ended December 31, 2013 was $156 million, or $0.51 per diluted share, and $38 million, or $0.14 per diluted share, respectively. Net earnings for the year ended December 31, 2013 was $184 million, or $0.61 per diluted share. Net loss for the quarter ended December 31, 2013 was $(182) million, or $(0.66) per diluted share. As of December 31, 2013, net asset value (“NAV”) per share was $18.97, a 12% annualized, or $0.57 per share, decrease from the September 30, 2013 NAV per share of $19.54 and a 6%, or $1.13 per share, increase from the December 31, 2012 NAV per share of $17.84.

2013 FINANCIAL SUMMARY

•	$18.97 NAV per share

✓	$1.13 per share, or 6%, increase over Q4 2012

•	$0.76 NOI before income taxes per diluted share, or $232 million

✓	$0.40 per diluted share, or $151 million, decrease over 2012

✓	$0.51 NOI per diluted share, or $156 million

•	$0.33 net realized earnings per diluted share, or $101 million

✓	$0.05 per diluted share, or $23 million, decline from 2012

•	$0.27 net unrealized appreciation per diluted share, or $83 million

✓	$2.79 per diluted share, or $929 million, decrease over 2012

•	$0.61 net earnings per diluted share, or $184 million

✓	3% annual return on average shareholders’ equity

✓	$2.83 per diluted share, or $952 million, decrease over 2012

•	$1.2 billion of cash proceeds from realizations

✓	Including $178 million dividend distribution and $17 million payment-in-kind interest from European Capital Limited (“European Capital”)
✓ Excludes $98 million net repayment of European Capital’s revolving credit facility

•	40.4 million shares of American Capital common stock repurchased, totaling $561 million

✓	$13.90 average price per share

✓	$0.66 accretive to NAV per share

•	Issued $350 million of 6.5% Private Unsecured Senior Notes due September 2018

•	Refinanced $450 million Secured Term Loan

✓	Reduced interest rate from LIBOR + 4.25% to LIBOR + 3.00%

✓	Reduced LIBOR floor from 1.25% to 1.00%

✓	Reduced scheduled amortization for 2014 and 2015 from $150 million to $4.5 million annually

•	Credit rating increased to BB- from B+ by S&P

American Capital, Ltd.
February 10, 2014

Q4 2013 FINANCIAL SUMMARY

•	$18.97 NAV per share

✓	$0.57 per share, or 12% annualized, decrease over Q3 2013

•	$0.19 NOI before income taxes per diluted share, or $52 million

✓	$0.17 per diluted share, or $63 million, decrease over Q4 2012

✓	$0.14 NOI per diluted share, or $38 million

•	$0.21 net realized earnings per diluted share, or $57 million

✓	$0.10 per diluted share, or $41 million, decline from Q4 2012

•	$(0.86) net unrealized depreciation per diluted share, or $(239) million

✓	$0.94 per diluted share, or $264 million, decline from Q4 2012

•	$(0.66) net loss per diluted share, or $(182) million

✓	14% annualized loss on average shareholders’ equity

✓	$1.04 per diluted share, or $305 million, decline from Q4 2012

•	$559 million of cash proceeds from realizations
✓ Including $158 million of cash distributions from European Capital

•	8.9 million shares of American Capital common stock repurchased, totaling $132 million

✓	$14.88 average price per share

✓	$0.13 accretive to NAV per share

“In 2013, we modestly increased our book value per share by 6%, despite the headwinds of a decrease in value of American Capital Asset Management and our Operating Companies,” said Malon Wilkus, Chairman and Chief Executive Officer. “Net appreciation of European Capital more than offset net depreciation in other business lines. We also made important progress in each of our business lines during the year, which helps position us for better performance in 2014.”

PORTFOLIO VALUATION
For the quarter ended December 31, 2013, net unrealized depreciation, before income taxes, totaled $237 million. The primary components of the net unrealized depreciation were:

•
$185 million unrealized depreciation in American Capital’s investment in American Capital Asset Management, LLC (“ACAM”), substantially due to a reduction in projected management fees from the two mortgage REITs that it manages;

•	$152 million net unrealized depreciation from American Capital’s private finance portfolio primarily driven by declining specific company performance;

•	$14 million net unrealized depreciation from American Capital’s structured products investments, a majority of which is not associated with declining credit; partially offset by

•
$115 million unrealized appreciation in American Capital’s investment in European Capital, driven by a reduction in the discount applied to the NAV of European Capital, net unrealized appreciation of European Capital’s underlying investment portfolio and foreign currency translation.

✓ The Company’s equity investment in European Capital was valued at $841 million as of December 31, 2013, or 85% of European Capital’s NAV, compared to $881 million as of September 30, 2013, or 80% of European Capital’s NAV.

“While the valuation of ACAM declined in the fourth quarter of 2013 primarily from the declining assets under management in our mortgage REITS, we believe that the mortgage bond market has stabilized and we are guardedly optimistic for growth at ACAM in 2014,” said John Erickson, Chief Financial Officer. “Including the successful IPO of American Capital Senior Floating, our new BDC, in January 2014, we added three new funds totaling approximately $1 billion over the last year and we are actively working on launching additional new funds in 2014.”

American Capital, Ltd.
February 10, 2014

PORTFOLIO REALIZATIONS AND PERFORMANCE
In 2013, $1.2 billion of cash proceeds were received from realizations of portfolio investments, including $178 million dividend distribution and $17 million payment-in-kind interest from European Capital and excluding $98 million net repayment of European Capital’s revolving credit facility. The aggregate amount of proceeds received from exits during the year equaled the prior quarter's fair value of these investments. American Capital made $1.1 billion in new committed investments during the year, including $271 million of investments in ACAM and for other fund development, with $189 million used to purchase the initial investment portfolio of American Capital Senior Floating, Ltd. (“ACSF”). In the fourth quarter of 2013, $559 million of cash proceeds were received from realizations of portfolio investments, including $158 million of cash distributions from European Capital. American Capital made $897 million in new committed investments during the quarter, including $240 million of investments in ACAM and for other fund development, primarily ACSF and $391 million associated with the recapitalization of Cambridge Major Laboratories (“CML”) with AAIPharma Services Corp. (“AAI Pharma”).

The weighted average effective interest rate on American Capital’s debt investments as of December 31, 2013 was 10.0%, 80 basis points lower than the September 30, 2013 rate of 10.8% and 140 basis points lower than the December 31, 2012 rate of 11.4%. The primary driver of the decline in the weighted average effective interest rate during the quarter and the year was debt originations of $499 million and $583 million, respectively, at weighted average interest rates below the weighted average effective interest rate of our debt investment portfolio as of the beginning of the respective periods.

As of December 31, 2013, loans with a fair value of $154 million were on non-accrual, representing 9.7% of total loans at fair value, compared to $169 million fair value of non-accrual loans, or 11.3% of total loans at fair value as of September 30, 2013. The $15 million decrease in the fair value of loans on non-accrual was generally driven by net depreciation of existing non-accrual loans. Total loans on non-accrual were valued at 53.7% of cost at the end of the fourth quarter, a 2.8% decrease from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $156 million, or 9.3%. Net operating income before income taxes of $0.19 per diluted share and $0.76 per diluted share during the quarter and year, respectively, was reduced by $0.05 per diluted share and $0.11 per diluted share, respectively, due to the net impact of debt and equity securities being added and removed from non-accrual status.

“Our Operating Companies grew aggregate revenues moderately in the fourth quarter of 2013”, said Gordon O’Brien, President Specialty Finance and Operations. “However, their total adjusted EBITDA declined slightly during this period and some company-specific issues together caused the value of our investments in Operating Companies to depreciate by a net $136 million in the fourth quarter, bringing full year depreciation to a net $102 million. We are working hard on resolving the particular companies’ issues and driving improved earnings. The value of our Operating Companies was also affected by essentially no growth in private company multiples in the fourth quarter and limited growth for the full year, even though public company multiples growth was significant, particularly in the full year period.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
American Capital’s Board of Directors has adopted a program that may provide for repurchases of shares or dividend payments. The program is currently in place through December 31, 2014. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital’s common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital’s common stock represents a premium to the NAV of its shares.

The repurchase and dividend program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During 2013, American Capital made open market purchases of 40.4 million shares, or $561 million, of American Capital common stock at an average price of $13.90 per share. During the fourth quarter of 2013, American Capital made open market purchases of 8.9 million shares, or $132 million, of American Capital common stock at an average price of $14.88 per share. Since the inception of the program in August 2011, American Capital has made open market purchases of 92.7 million shares, or $1.1 billion, of American Capital common stock at an average price of $11.39 per share. This represents 27% of shares outstanding immediately prior to the launch of the program.

American Capital, Ltd.
February 10, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012
(in millions, except per share amounts)

			2013 Versus 2012
	2013	2012	$	%
	(unaudited)
Assets
Investments at fair value (cost of $5,548 and $5,842, respectively)	$5,072	$5,265	$(193)	(4%)
Cash and cash equivalents	315	331	(16)	(5%)
Restricted cash and cash equivalents	74	140	(66)	(47%)
Interest and dividend receivable	38	39	(1)	(3%)
Deferred tax asset, net	414	455	(41)	(9%)
Other	96	89	7	8%
Total assets	$6,009	$6,319	$(310)	(5%)

Liabilities and Shareholders' Equity
Debt	$791	$775	$16	2%
Other	92	115	(23)	(20%)
Total liabilities	883	890	(7)	(1%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 274.8 and 310.1 issued and 270.2 and 304.4 outstanding, respectively	3	3	—	—%
Capital in excess of par value	6,296	6,783	(487)	(7%)
Distributions in excess of net realized earnings	(774)	(875)	101	12%
Net unrealized depreciation of investments	(399)	(482)	83	17%
Total shareholders' equity	5,126	5,429	(303)	(6%)
Total liabilities and shareholders' equity	$6,009	$6,319	$(310)	(5%)

NAV per common share outstanding	$18.97	$17.84	$1.13	6%

American Capital, Ltd.
February 10, 2014

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Fiscal Years Ended December 31, 2013 and 2012
(in millions, except per share data)

			Three Months Ended				Fiscal Year Ended
	Three Months Ended		December 31,		Fiscal Year Ended		December 31,
	December 31,		2013 Versus 2012		December 31,		2013 Versus 2012
	2013	2012	$	%	2013	2012	$	%
	(unaudited)	(unaudited)			(unaudited)

OPERATING REVENUE
Interest and dividend income	$92	$157	$(65)	(41%)	$423	$586	$(163)	(28%)
Fee income	26	23	3	13%	64	60	4	7%
Total operating revenue	118	180	(62)	(34%)	487	646	(159)	(25%)

OPERATING EXPENSES
Interest	12	12	—	—%	44	59	(15)	(25%)
Salaries, benefits and stock-based compensation	41	40	1	3%	156	148	8	5%
General and administrative	13	13	—	—%	55	56	(1)	(2%)
Total operating expenses	66	65	1	2%	255	263	(8)	(3%)

NET OPERATING INCOME BEFORE INCOME TAXES	52	115	(63)	(55%)	232	383	(151)	(39%)

Tax (provision) benefit	(14)	(32)	18	56%	(76)	14	(90)	NM
NET OPERATING INCOME	38	83	(45)	(54%)	156	397	(241)	(61%)

Loss on extinguishment of debt, net of tax	—	—	—	—%	—	(3)	3	100%

Net realized gain (loss)
Portfolio company investments	12	9	3	33%	(104)	(271)	167	62%
Foreign currency transactions	3	—	3	100%	3	1	2	200%
Derivative agreements	1	(3)	4	NM	(14)	(87)	73	84%
Tax benefit	3	9	(6)	(67%)	60	87	(27)	(31%)
Total net realized gain (loss)	19	15	4	27%	(55)	(270)	215	80%

NET REALIZED EARNINGS	57	98	(41)	(42%)	101	124	(23)	(19%)

Net unrealized appreciation (depreciation)
Portfolio company investments	(261)	22	(283)	NM	49	1,005	(956)	(95%)
Foreign currency translation	21	36	(15)	(42%)	52	27	25	93%
Derivative agreements	3	3	—	—%	19	62	(43)	(69%)
Tax provision	(2)	(36)	34	94%	(37)	(82)	45	55%
Total net unrealized (depreciation) appreciation	(239)	25	(264)	NM	83	1,012	(929)	(92%)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET (LOSS) EARNINGS")	$(182)	$123	$(305)	NM	$184	$1,136	$(952)	(84%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.14	$0.27	$(0.13)	(48%)	$0.53	$1.24	$(0.71)	(57%)
Diluted	$0.14	$0.26	$(0.12)	(46%)	$0.51	$1.20	$(0.69)	(58%)

NET REALIZED EARNINGS PER COMMON SHARE
Basic	$0.21	$0.32	$(0.11)	(34%)	$0.35	$0.39	$(0.04)	(10%)
Diluted	$0.21	$0.31	$(0.10)	(32%)	$0.33	$0.38	$(0.05)	(13%)

NET (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.66)	$0.40	$(1.06)	NM	$0.63	$3.55	$(2.92)	(82%)
Diluted	$(0.66)	$0.38	$(1.04)	NM	$0.61	$3.44	$(2.83)	(82%)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	277.5	309.7	(32.2)	(10%)	291.6	320.3	(28.7)	(9%)
Diluted	277.5	320.7	(43.2)	(13%)	303.9	330.3	(26.4)	(8%)
______________________________
NM = Not meaningful

American Capital, Ltd.
February 10, 2014

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended December 31, 2013 and September 30, 2013 and Fiscal Years Ended December 31, 2013 and 2012
(in millions, except per share data)
(unaudited)

			Q4 2013 Versus Q3 2013				2013 Versus 2012
	Q4 2013	Q3 2013	$	%	2013	2012	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,009	$6,271	$(262)	(4%)	$6,009	$6,319	$(310)	(5%)
Externally Managed Assets at Fair Value(1)	87,201	110,787	(23,586)	(21%)	87,201	110,481	(23,280)	(21%)
Total	$93,210	$117,058	$(23,848)	(20%)	$93,210	$116,800	$(23,590)	(20%)

Third-Party Earning Assets Under Management(2)	$12,677	$14,209	$(1,532)	(11%)	$12,677	$12,381	$296	2%
Total Earning Assets Under Management(3)	$18,603	$20,395	$(1,792)	(9%)	$18,613	$18,642	$(29)	—%

New Investments
Senior Debt	$499	$7	$492	NM	$614	$417	$197	47%
Mezzanine Debt	—	—	—	—%	—	56	(56)	(100%)
Preferred Equity	103	1	102	NM	125	87	38	44%
Common Equity	230	—	230	100%	236	150	86	57%
Structured Products	65	54	11	20%	132	9	123	NM
Total by Security Type	$897	$62	$835	NM	$1,107	$719	$388	54%

Investments in American Capital Asset Management, LLC and for Other Fund Development	$240	$4	$236	NM	$271	$121	$150	124%
Sponsor Finance Investments	94	—	94	100%	125	109	16	15%
Structured Products	27	50	(23)	(46%)	75	4	71	NM
American Capital One Stop Buyouts®	—	—	—	—%	27	301	(274)	(91%)
Investments in Managed Funds	—	—	—	—%	—	50	(50)	(100%)
Add-on Financing for Acquisitions	391	—	391	100%	391	19	372	NM
Add-on Financing for Recapitalizations, not Including Distressed Investments	68	—	68	100%	104	71	33	46%
Add-on Financing for Growth and Working Capital	44	3	41	NM	56	22	34	155%
Add-on Financing for Distressed Situations	33	1	32	NM	42	22	20	91%
Add-on Financing for Purchase of Debt of a Portfolio Company	—	4	(4)	(100%)	16	—	16	100%
Total by Use	$897	$62	$835	NM	$1,107	$719	$388	54%

Realizations
Equity Investments	$245	$39	$206	528%	$362	$274	$88	32%
Principal Prepayments	245	96	149	155%	604	938	(334)	(36%)
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted OID	52	68	(16)	(24%)	187	242	(55)	(23%)
Scheduled Principal Amortization	7	15	(8)	(53%)	41	41	—	—%
Loan Syndications and Sales	10	—	10	100%	14	3	11	367%
Total by Source	$559	$218	$341	156%	$1,208	$1,498	$(290)	(19%)

American Capital One Stop Buyouts®	$141	$135	$6	4%	$530	$927	$(397)	(43%)
Sponsor Finance Investments	248	32	216	675%	410	320	90	28%
Direct and Other	8	1	7	700%	34	208	(174)	(84%)
European Capital	158	37	121	327%	195	—	195	100%
Asset Management	—	1	(1)	(100%)	12	15	(3)	(20%)
Structured Products	4	12	(8)	(67%)	27	28	(1)	(4%)
Total by Business Line	$559	$218	$341	156%	$1,208	$1,498	$(290)	(19%)

American Capital, Ltd.
February 10, 2014

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$66	$9	$57	633%	$117	$66	$51	77%
Gross Realized Loss	(54)	(83)	29	35%	(221)	(337)	116	34%
Portfolio Net Realized Gain (Loss)	12	(74)	86	NM	(104)	(271)	167	62%
Foreign Currency Transactions	3	1	2	200%	3	1	2	200%
Derivative Agreements	1	2	(1)	(50%)	(14)	(87)	73	84%
Tax Benefit	3	32	(29)	(91%)	60	87	(27)	(31%)
Net Realized Gain (Loss)	19	(39)	58	NM	(55)	(270)	215	80%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	72	113	(41)	(36%)	281	412	(131)	(32%)
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(224)	(125)	(99)	(79%)	(398)	(218)	(180)	(83%)
Net Unrealized (Depreciation) Appreciation of Private Finance Portfolio Investments	(152)	(12)	(140)	NM	(117)	194	(311)	NM
Net Unrealized Appreciation of European Capital Investment	102	68	34	50%	281	146	135	92%
Net Unrealized Depreciation of European Capital Foreign Currency Translation	(7)	(18)	11	61%	(14)	(19)	5	26%
Net Unrealized (Depreciation) Appreciation of American Capital Asset Management, LLC	(185)	(119)	(66)	(55%)	(165)	329	(494)	NM
Net Unrealized Appreciation of American Capital Mortgage Investment Corp.	—	—	—	—%	—	12	(12)	(100%)
Net Unrealized (Depreciation) Appreciation of Structured Products	(14)	(7)	(7)	(100%)	(41)	47	(88)	NM
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	(5)	83	(88)	NM	105	296	(191)	(65%)
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(261)	(5)	(256)	NM	49	1,005	(956)	(95%)
Foreign Currency Translation - European Capital	20	49	(29)	(59%)	49	26	23	88%
Foreign Currency Translation - Other	1	2	(1)	(50%)	3	1	2	200%
Derivative Agreements	3	1	2	200%	6	7	(1)	(14%)
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	—	1	(1)	(100%)	13	55	(42)	(76%)
Tax Provision	(2)	(33)	31	94%	(37)	(82)	45	55%
Net Unrealized (Depreciation) Appreciation of Investments	(239)	15	(254)	NM	83	1,012	(929)	(92%)

Net Gains, Losses, Appreciation and Depreciation	$(220)	$(24)	$(196)	(817%)	$28	$742	$(714)	(96%)

Other Financial Data
NAV per Share	$18.97	$19.54	$(0.57)	(3%)	$18.97	$17.84	$1.13	6%
Debt at Cost	$791	$791	$—	—%	$791	$775	$16	2%
Debt at Fair Value	$817	$806	$11	1%	$817	$781	$36	5%
Market Capitalization	$4,226	$3,813	$413	11%	$4,226	$3,659	$567	15%
Total Enterprise Value(4)	$4,702	$3,971	$731	18%	$4,702	$4,103	$599	15%
Asset Coverage Ratio	627%	785%			627%	801%
Debt to Equity Ratio	0.2x	0.1x			0.2x	0.1x
Credit Quality
Weighted Average Effective Interest Rate on Debt Investments at Period End	10.0%	10.8%			10.0%	11.4%
Loans on Non-Accrual at Cost	$287	$299	$(12)	(4%)	$287	$260	$27	10%
Loans on Non-Accrual at Fair Value	$154	$169	$(15)	(9%)	$154	$177	$(23)	(13%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	17.0%	18.8%			17.0%	12.9%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	9.7%	11.3%			9.7%	9.0%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	53.7%	56.5%			53.7%	68.1%
Estimated Loss(5)	$156	$130	$26	20%	$531	$620	$(89)	(14%)
Estimated Loss as a Percentage of Total Loans at Cost	9.3%	8.2%			31.4%	30.7%
Past Due Loans at Cost	$26	$—	$26	100%	$26	$54	$(28)	(52%)
Debt to Equity Conversions at Cost	$74	$—	$74	100%	$75	$60	$15	25%

American Capital, Ltd.
February 10, 2014

Return on Average Equity
LTM Net Operating Income Return on Average Shareholders' Equity	2.9%	3.7%	2.9%	7.7%
LTM Net Realized Earnings Return on Average Shareholders' Equity	1.9%	2.6%	1.9%	2.4%
LTM Net Earnings Return on Average Shareholders' Equity	3.4%	8.9%	3.4%	22.1%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	2.8%	1.7%	2.8%	6.1%
Current Quarter Annualized Net Realized Earnings (Loss) Return on Average Shareholders' Equity	4.3%	(1.1%)	4.3%	7.3%
Current Quarter Annualized Net (Loss) Earnings Return on Average Shareholders' Equity	(13.8%)	(0.1%)	(13.8%)	9.1%

______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1 and ACAS CLO 2013-2, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
February 10, 2014

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	1997- 2002	2003	2004	2005	2006	2007	2008	2011	2012	2013	1997-2013 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	9.1%	19.8%	12.7%	13.1%	10.7%	(2.9%)	9.8%	25.5%	(1.0%)	NM	8.8%
IRR of Exited Investments(3)	10.5%	19.5%	15.8%	20.2%	8.2%	(2.4%)	7.1%	23.4%	17.1%	NM	10.1%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	10.5%	25.8%	24.4%	12.2%	14.8%	(9.1%)	21.2%	38.0%	(43.6%)	NM	10.8%
IRR of Exited Equity Investments Only(3)(4)(5)	17.5%	37.4%	45.8%	38.2%	11.1%	7.9%	21.7%	35.1%	N/A	N/A	24.3%
IRR at Fair Value of All One Stop Buyout® Investments(2)	6.7%	18.0%	14.2%	26.8%	13.1%	1.5%	16.5%	96.8%	(9.3%)	NM	13.0%
IRR at Fair Value of All One Stop Buyout® Equity Investments(2)(4)(5)	6.5%	22.9%	23.6%	38.1%	16.5%	(9.0%)	17.2%	96.8%	(43.6%)	NM	16.7%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	(0.3%)	16.4%	(1.3%)	23.2%	12.4%	(2.1%)	21.0%	96.8%	(9.3%)	NM	9.9%
IRR of Exited One Stop Buyout® Investments(3)	7.8%	16.2%	21.4%	25.8%	11.3%	13.9%	14.2%	N/A	19.6%	NM	14.6%
Committed Investments(7)	$2,408	$1,437	$2,289	$5,135	$5,329	$7,540	$1,063	$208	$880	$271	$26,560
Total Exits and Prepayments of Committed Investments(7)	$2,204	$1,309	$2,084	$2,703	$4,466	$5,721	$728	$168	$282	$12	$19,677
Total Interest, Dividends and Fees Collected	$893	$467	$707	$1,448	$1,493	$1,468	$417	$28	$46	$9	$6,976
Total Net Realized (Loss) Gain on Investments	$(280)	$164	$16	$367	$(316)	$(1,214)	$(132)	$11	$4	$—	$(1,380)
Current Cost of Investments	$179	$110	$213	$1,879	$620	$1,435	$277	$69	$560	$206	$5,548
Current Fair Value of Investments	$77	$224	$77	$2,148	$703	$714	$300	$78	$513	$238	$5,072
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.5%	4.4%	1.5%	42.4%	13.9%	14.1%	5.9%	1.5%	10.1%	4.7%	100.0%
Net Unrealized (Depreciation) Appreciation	$102	$(114)	$136	$(269)	$(83)	$721	$(23)	$(9)	$47	$(32)	$476
Non-Accruing Loans at Cost	$63	$—	$6	$19	$69	$81	$49	$—	$—	$—	$287
Non-Accruing Loans at Fair Value	$31	$—	$1	$8	$20	$49	$45	$—	$—	$—	$154
Equity Interest at Fair Value(4)	$—	$224	$67	$1,834	$425	$317	$139	$28	$122	$59	$3,215
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	14.5	N/A	1.7	1.7	4.4	5.4	6.4	5.2	4.3	6.7	4.0
Interest Coverage(10)(12)(13)(16)	1.1	N/A	2.3	0.8	2.2	1.5	2.1	3.0	3.1	2.4	1.7
Debt Service Coverage(11)(12)(13)(16)	1.1	N/A	1.5	0.5	1.9	1.3	1.9	2.3	2.8	2.2	1.4
Average Age of Companies(13)(16)	32 yrs	44 yrs	38 yrs	14 yrs	39 yrs	35 yrs	21 yrs	25 yrs	17 yrs	23 yrs	25 yrs
Diluted Ownership Percentage(4)(17)	85%	56%	75%	94%	49%	54%	66%	62%	92%	69%	79%
Average Revenue(13)(14)(16)	$46	$235	$36	$198	$152	$179	$56	$120	$227	$273	$178
Average Adjusted EBITDA(8)(13)(16)	$7	$51	$8	$67	$39	$33	$16	$27	$67	$35	$49
Total Revenue(13)(14)	$171	$1,254	$237	$1,164	$2,945	$2,691	$528	$187	$1,880	$2,317	$13,374
Total Adjusted EBITDA(8)(13)	$16	$187	$40	$258	$368	$261	$111	$41	$414	$455	$2,151
% of Senior Loans(12)(13)(15)	75%	—%	100%	50%	46%	62%	33%	100%	95%	100%	67%
% of Loans with Lien(12)(13)(15)	100%	—%	100%	94%	100%	94%	46%	100%	100%	100%	94%

Majority Owned Portfolio Companies (“MOPC”)(6)	1997-2013 Static Pools Aggregate
Total Number of MOPC	39
Total Revenue(14)	$3,402
Total Gross Profit(14)	$1,724
Total Adjusted EBITDA(8)	$686

Total Capital Expenditures(14)	$107
Total Current ACAS Investment in MOPC at Fair Value	$3,164
Total Current ACAS Investment in MOPC at Cost Basis	$2,992
Total Current ACAS Debt Investment in MOPC at Fair Value	$1,027
Total Current ACAS Debt Investment in MOPC at Cost Basis	$1,095
Diluted Ownership Percentage of ACAS in MOPC(17)	78%

Total Cash(18)	$226
Total Assets(18)	$4,531
Total Debt(18)	$3,459
Total Third-party Debt at Cost(18)	$1,888
Total Shareholders' Equity(18)(19)	$2,896

————————
NM = Not Meaningful
(1) Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

(2) Assumes investments are exited at current fair value.
(3) Includes fully exited investments of existing portfolio companies.
(4) Excludes investments in Structured Products.
(5) Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6) MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of collateralized loan obligations. Excludes our investment in European Capital.

(7) Represents committed investment amount at the time of origination.
(8) Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

(9) Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS's debt in each portfolio company's debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

(10) Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

(11) Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

(12) Excludes investments in which we own only equity.
(13) Excludes investments in Structured Products and managed funds.
(14) For the most recent twelve months, or when appropriate, the forecasted twelve months.
(15) As a percentage of our total debt investments.
(16) Weighted average based on fair value.
(17) Weighted average based on fair value of equity investments.
(18) As of the most recent month end available.
(19) Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

American Capital, Ltd.
February 10, 2014

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on February 11, 2014 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q4 2013 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on February 11, 2014. In addition, there will be a phone recording available from 1:00 pm ET February 11, 2014 until 9:00 am ET February 25, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10039554.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $93 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC) with approximately $9 billion of net book value, American Capital Mortgage Investment Corp. (NASDAQ: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (NASDAQ: ACSF). From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.